UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

MY SIZE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37370	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1026, Airport City, Israel	7010000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-600-9030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 7, 2016, My Size, Inc. (the “Company”) issued 562,998 shares of common stock, and two-year options to purchase 562,998 shares of common stock with an exercise price of NIS 18 per share (approximately $4.79) upon the conversion of an aggregate of $1,970,500 of convertible loans. This issuance includes (i) 403,000 shares and 403,000 options issued upon conversion of $1,410,500 under the Company’s convertible loan agreement (discussed in note 6 H to the financial statements included in the Company’s 10-Q for the period ended June 30, 2016), as amended, under which the Company received 3,616,667 shares of Diamante Minerals Inc. (the “Diamante Shares”), and (ii) 159,998 shares and 159,998 options issued upon conversion of $560,000 under the Company’s convertible loan agreements with private investors (discussed in note 6 I to the financial statements included in the Company’s 10-Q for the period ended June 30, 2016).

As reported in note 6 H of the financial statements included in the Company’s 10-Q for the period ended June 30, 2016, in connection with the convertible loan discussed therein, the Company also received (in addition to 3,616,667 shares of Diamante Minerals Inc.), 4,400,000,000 shares of Inrob Tech Ltd. valued at $440,000 (the “Additional Shares”). The Company has returned the Additional Shares to the lender, such that the 403,000 shares referred to in clause (i) above were issued in consideration only for the Diamante Shares.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: September 9, 2016	By:	/s/ Or Kles
Or Kles Chief Financial Officer

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